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                                 IDS LIFE VARIABLE ANNUITY FUND A
                                 IDS LIFE VARIABLE ANNUITY FUND B

                                         POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as a member of the Board of Managers or officer of IDS Life Variable Annuity Funds A & B, which are open-end, diversified investment companies organized as segregated asset accounts of IDS Life Insurance Company that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission, File Numbers 2-29081 and 811-1653 and 2-47430, 2-29358 and 811- 1674, respectively, hereby constitute and appoint William A. Stoltzmann, Mary Ellyn Minenko, Sherilyn K. Beck, Colin Lancaster and Timothy S. Meehan or any one of them, as his/her attorney-in-fact and agent, to sign for him/her in his/her name, place and stead any and all further filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, an amendments thereto and to such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 25th day of March, 1997.


/s/  Richard W. Kling              /s/  Jeffrey S. Horton
     Richard W. Kling                   Jeffrey S. Horton



/s/  Edward Landes                 /s/  Morris Goodwin Jr.
     Edward Landes                      Morris Goodwin Jr.



/s/  Lorraine R. Hart              /s/  William A. Stoltzmann
     Lorraine R. Hart                   William A. Stoltzmann



/s/  Carl N. Platou                /s/  Timothy S. Meehan
     Carl N. Platou                     Timothy S. Meehan



/s/  Gordon H. Ritz
     Gordon H. Ritz